Exhibit 3.1

ROSS MILLER
Secretary of State                                        Document Number
254 North Carson Street, Ste 1                            00001831203-78
Carson City, Nevada 89701-4299                            Filing Date and Time
(776) 684 5706                                            04/22/2008 6:21 AM
Website:  secretaryofstate.biz                            Entity#
                                                          E0210222005-9
Certificate of Amendment                                  Filed in the office of
(Pursuant to NRS 78.380)                                  /s/ Ross Miller
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

     SNT ENTERTAINMENT, INC.

2. The articles have been amended as follows (provide article numbers, if available):

     ARTICLE 1: SNT CLEANING, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 71.4% of the voting power

4. Effective date of filing (optional):
5/17/07 (must be no later than 90 days after the certificate is filed)


5. Officer Signature (Required)  /s/ RD
                                ------------------------------
* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ANNUAL LIST OF OFFICERS, DIRECTORS AND AGENTS OF

FOR THE PERIOD APR 2008 TO 2009. DUE BY APR 30, 2008.

The Corporation's duly appointed resident agent in the
State of Nevada upon whom process can be served is:           SNT Cleaning, Inc.


CSC SERVICES OF NEVADA INC.                               Document Number
502 EAST JOHN STREET                                      00001831204-89
CARSON CITY NV 89706                                      Filing Date and Time
                                                          04/22/2008 6:21 AM
                                                          Entity#
                                                          E0210222005-9
                                                          Filed in the office of
                                                          /s/ Ross Miller
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

** PLEASE NOTE: YOU MAY NOW FILE YOUR ANNUAL
LIST ONLINE AT WWW.SECRETARYOFSTATE.BIZ **                      FILING FEE: $125


[ ] IF THE ABOVE INFORMATIN IS INCORRECT, PLEASE CHECK THIS BOX AND
    A CHANGE OF RESIDENT AGENT/ADDRESS FORM WILL BE SENT.

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE READ INSTRUCTIONS BEFORE COMPLETING AND RETURNING THIS FORM.
1. Include the names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. Last year's information may have been preprinted. If you need to make changes, cross out the incorrect information and insert the new information above it. An officer must sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2.   If there are additional officers, attach a list of them to this form.
3. Return the complete form with the filing fee shown above. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201. (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.
              FILING FEE - AS SHOWN ABOVE     PENALTY: $75.00

Check all that apply:
[ ] This corporation is a publicly traded  corporation.  If so, Central Index
    Key number is: _____________
[ ] This publicly traded  corporation is not required to have a Central Index
    Key number.

NAME                                         TITLE(S)
ROBERT DENMAN                                PRESIDENT (OR EQUIVALENT OF)

P.O. BOX                 ADDRESS             CITY                ST.       ZIP
502 E. JOHN ST                               CARSON CITY         NV        89706


ROBERT DENMAN                                SECRETARY (OR EQUIVALENT OF)

P.O. BOX                 ADDRESS             CITY                ST.       ZIP
502 E. JOHN ST                               CARSON CITY         NV        89706

ROBERT DENMAN                                TREASURER (OR EQUIVALENT OF)

P.O. BOX                 ADDRESS             CITY                ST.       ZIP
502 E. JOHN ST                               CARSON CITY         NV        89706

ROBERT DENMAN                                DIRECTOR

P.O. BOX                 ADDRESS             CITY                ST.       ZIP
502 E. JOHN ST                               CARSON CITY         NV        89706

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.


/s/ RD                                    Ap 03/08
--------------------                      --------
Signature of Officer                        Date